Exhibit 99.1

Standard Metals Processing, Inc. Names Jonathan Spier Chief Operating Officer

New York, New York, Jan. 21, 2015 -- Standard Metals Processing, Inc., (OTCQB: SMPR) (the “Company”), announced today the appointment of Jonathan Spier as its Chief Operating Officer.

“Management is very pleased with the progress that was made in 2014 toward the launch of our custom toll milling operations. We welcome the addition of Mr. Spier and the organizational skills and experience that have led to his distinguished career and many accomplishments. One of our highest priorities as we prepare for rapid growth in 2015 was to fill this important position and we are delighted to have Mr. Spier on board,” said Sharon Ullman, CEO of Standard Metals Processing, Inc.

“I am excited to begin my position as COO of Standard Metals Processing, Inc. Having worked as an entrepreneur and venture capitalist since 1982, I have encountered and been involved with many innovative and successful companies. I look forward to helping the Company grow and succeed. As a substantial shareholder, I like getting involved in companies I believe in,” said Jonathan Spier.

Mr. Spier is an entrepreneur and venture capitalist. He started and successfully sold a number of private companies. He also acquired a majority interest in a bankrupt wholesale manufacturing firm that he grew to over $300 million in annual revenue, with EBITDA in excess of $20 million, representing nearly $800 million at retail, including thirteen licensed product channels, in less than four years before its sale. As a venture capitalist, he has investments in a number of private and small cap companies across various industries and held positions including: the Founding Partner and Managing Director of PCES, a joint venture alliance with Pegasus Capital Advisors focusing on ESOP-based private equity acquisitions; a Managing Director of Madison Partners, a NYC based private investment firm; President of S&S Florida Ventures, a South Florida based commercial real estate investment firm and Founder/Managing Director of Rosedown MHP Investments, a real estate investment firm focusing on modular home communities throughout the United States.

Mr. Spier has also served as a board member of Passport Brands, Inc., a publicly traded consumer products firm and Plexigen, Inc., a North Carolina based Life Sciences firm. He was an Ernst & Young Entrepreneur of the Year Finalist in 2004 and Ernst & Young Entrepreneur of the Year Winner in 2005.

About Standard Metals Processing, Inc.

Standard Metals Processing, Inc. is being developed as the only comprehensive custom toll milling operation in Nevada that is designed to provide entrepreneurial – mid-mines with four different independent process circuits under one roof in order to produce the greatest yields available through the extraction of precious, strategic minerals from mined material.

Forward-Looking Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements, as described in our reports filed with the Securities and Exchange Commission which are available for review at www.sec.gov, to differ materially from anticipated results, performance, or achievements. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE: Standard Metals Processing, Inc.